SIXTEENTH AMENDMENT
FORUM FUNDS DISTRIBUTION AGREEMENT

This Sixteenth Amendment (the "Amendment") to the Distribution Agreement (the "Distribution Agreement") dated as of March 31, 2009, as amended, by and between Forum Funds, a Delaware statutory trust (the "Trust") and Foreside Fund Services, LLC, a Delaware limited liability company ("FFS") is entered into as of April 16, 2015 (the "Effective Date").

WHEREAS, the Trust and FFS desire to amend Appendix A of the Distribution Agreement to reflect a change in the name of the Adams Harkness Small Cap Growth Fund to the Lebenthal Lisanti Small Cap Growth Fund; and

WHEREAS, Section 17(b) of the Distribution Agreement requires all amendments to be in writing and executed by each of the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Distribution Agreement.

II. Appendix A to the Distribution Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

III. All other terms, conditions, provisions and sections of the Distribution Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORUM FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Mark Fairbanks
	Jessica Chase, President		Mark Fairbanks, President

AMENDED APPENDIX A TO THE
DISTRIBUTION AGREEMENT BETWEEN
FORUM FUNDS AND FORESIDE FUND SERVICES, LLC

APPENDIX A
Funds and Class of the Trust
As of April 16, 2015

FUND NAMES	CLASS NAMES
Absolute Credit Opportunities Fund	Institutional Shares
Absolute Strategies Fund	Institutional Shares and R Shares
Auxier Focus Fund	Investor Shares, A Shares, Institutional Shares
Beck, Mack & Oliver International Fund
Beck, Mack & Oliver Partners Fund
Carne Hedged Equity Fund	Investor Shares, Institutional Shares
DF Dent Midcap Growth Fund
DF Dent Premier Growth Fund
DF Dent Small Cap Growth Fund
Dividend Plus+ Income Fund	Investor Shares, Institutional Shares
Exceed Structured Enhanced Index Strategy Fund	Investor Shares, Institutional Shares
Exceed Structured Hedged Index Strategy Fund	Investor Shares, Institutional Shares
Exceed Structured Shield Index Strategy Fund	Investor Shares, Institutional Shares
Golden Large Cap Core Fund	Investor Shares, Institutional Shares
Golden Small Cap Core Fund	Investor Shares, Institutional Shares
Lebenthal Lisanti Small Cap Growth Fund
LMCG Global Market Neutral Fund	Investor Shares, Institutional Shares
LMCG Global MultiCap Fund	Investor Shares, Institutional Shares
Merk Absolute Return Currency Fund	Investor Shares, Institutional Shares
Merk Asian Currency Fund	Investor Shares, Institutional Shares
Merk Currency Enhanced U.S. Equity Fund	Investor Shares, Institutional Shares
Merk Hard Currency Fund	Investor Shares, Institutional Shares
Monongahela All Cap Value Fund
Payson Total Return Fund
Polaris Global Value Fund
Steinberg Select Fund	Investor Shares, Institutional Shares
The BeeHive Fund

FORUM FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Mark Fairbanks
	Jessica Chase, President		Mark Fairbanks, President